SIX RIVERS NATIONAL BANK
CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2000

(IN THOUSANDS)

                                                                     SRNB
                                                                 ------------
ASSETS

Cash and cash equivalents:
  Cash and due from banks                                        $      9,646
  Federal funds sold
                                                                 ------------
  Total cash and cash equivalents                                       9,646

Interest bearing deposits in other financial institutions               6,657
Securities:
  Available for sale securities                                        57,725
  Held to maturity securities                                           2,458
Loans held for sale
Loans, net of deferred fees                                           120,678
Allowance for loan loss                                                 1,764
                                                                 ------------
Net Loans                                                             118,914
Premises and equipment, net of
  accumulated depreciation and
  amortization                                                          4,003
Goodwill & core deposit intangibles, net                                4,607
Other assets                                                            6,189
                                                                 ------------

TOTAL ASSETS                                                     $    210,199
                                                                 ============


LIABILITIES AND STOCKHOLDERS'
EQUITY
LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                            $     32,452
  Interest-bearing deposits                                           147,954
                                                                 ------------
    Total deposits                                                    180,406
Other borrowings                                                        1,131
Federal funds purchased                                                 7,300
Accrued expenses and other liabilities                                  2,013
                                                                 ------------
  Total liabilities                                                   190,850
                                                                 ------------

STOCKHOLDERS' EQUITY:
Preferred stock
Common stock                                                            7,413
Additional paid in capital                                             12,165
Retained Earnings                                                       1,016
Accumulated other comprehensive income, net of tax                     (1,245)
                                                                 ------------
  Total stockholders' equity                                           19,349
                                                                 ------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                                           $    210,199
                                                                 ============


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